UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2004

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:	(952) 853-8100

No Change

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On September 30, 2004, Ceridian Corporation (the “Company”) issued a press release announcing among other things that on September 30, 2004 the Company amended its $350 million domestic revolving credit facility and $150 million Comdata receivables securitization facility to allow additional time to deliver its Form 10-Q for the second quarter to its lenders through November 9, 2004, without the delayed delivery constituting a default under these agreements. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

     The amendment to the $350 million domestic revolving credit facility is among the Company, Bank of America, N.A., as administrative agent, and the several other financial institutions that are party to the credit agreement. The amendment to the $150 million Comdata receivables securitization facility is among the Company, Comdata Funding Corporation, Comdata Network, Inc., Jupiter Securitization Corporation, and Bank One, NA. Bank One, NA is also a party to the $350 million domestic revolving credit facility.

Item 2.02. Results of Operations and Financial Condition.

     On September 30, 2004, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

     On September 30, 2004, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

     c.        Exhibits

     99.1           Ceridian Corporation News Release dated September 30, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ John R. Eickhoff
John R. Eickhoff
Executive Vice President and Chief Financial Officer

Dated: September 30, 2004

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated September 30, 2004.	Filed electronically

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